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                                                                    Exhibit 23.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of SS&C Technologies, Inc. of our report dated March 31, 2006, except for Note 18 as to which the date is June 12, 2006, relating to the financial statements of SS&C Technologies, Inc. (Predecessor), which appears in such Registration Statement. We also consent to the references to us under the headings "Experts", "Summary Historical Consolidated and Pro Forma Condensed Combined Financial Data" and "Selected Historical Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
June 19, 2006